As filed with the Securities and Exchange Commission on February 10, 2023
1933 Act Registration No. 333-267670
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-0472300
(I.R.S. Employer Identification No.)

1301 South Harrison Street, P.O. Box 1110, Fort Wayne, Indiana 46801
(260) 455-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Craig T. Beazer, Esquire
The Lincoln National Life Insurance Company
150 North Radnor Chester Road, Radnor, PA 19087
1-877-275-5642
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Nadine Rosin, Esquire
The Lincoln National Life Insurance Company
350 Church Street
Hartford, Connecticut 06103
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
This Post-Effective Amendment No. 1 (“PEA”) to the Form S-3 Registration Statement No. 333-267670 (“Registration Statement”) of The Lincoln National Life Insurance Company is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. A new crediting method and several new Indexed Accounts are being added to the Registration Statement. Part II has also been updated pursuant to the requirements of Form S-3. This PEA does not amend any other part of the Registration Statement except as specifically noted herein.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Lincoln Level Advantage 2SM B-Share Index-Linked Annuity
Lincoln Level Advantage 2SM Access Index-Linked Annuity
Lincoln Level Advantage 2SM Advisory Index-Linked Annuity
Lincoln Level Advantage 2SM Advisory Class Index-Linked Annuity
Lincoln Level Advantage 2SM Select Index-Linked Annuity

Supplement dated _______, 2023 to the Prospectus dated February 1, 2023

This supplement describes changes to the prospectus for your Lincoln Level Advantage 2SM Index-Linked Annuity contract. It is for informational purposes and requires no action on your part. All other provisions in your prospectus remain unchanged.
OVERVIEW
Several new Indexed Accounts will be available on new contracts beginning ____, 2023. Each account offers a 1-year Indexed Term, a 10% Protection Level, and a Dual Performance Trigger Rate. You can find complete details about all the features of your contract in your prospectus.
DESCRIPTION OF CHANGES
The following Indexed Accounts are available for new contractowners beginning _____, 2023:
1-Year Dual Performance Trigger Rate Indexed Account with Protection Level
•	S&P 500® Dual Performance Trigger, 10% Protection
•	Russell 2000® Dual Performance Trigger, 10% Protection
•	Capital Strength Net Fee IndexSM Dual Performance Trigger, 10% Protection
•	First Trust American Leadership IndexTM Dual Performance Trigger, 10% Protection
•	iShares® MSCI ACWI ETF Dual Performance Trigger, 10% Protection
The following is a discussion describing changes that are now incorporated into the sections of your prospectus as specified.
Special Terms – The following term is added to the Special Terms section:
Dual Performance Trigger Rate –The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term if the Index performance is positive, negative, or equal to zero.
Risk Factors – In addition to those Risk Factors outlined in Risks of Investing in the Indexed Accounts section, the following potential risk is associated with Dual Performance Trigger Rate Indexed Accounts and is added to the Risks of Investing in the Indexed Accounts section.

•
Gains in your Indexed Segment are limited by any applicable Dual Performance Trigger Rate. If the performance of the Index is zero, positive, or negative, a specified rate is used to determine the Segment Ending Value. The Dual Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return could be lower than if you had invested directly in a fund based on the applicable Index. The Dual Performance Trigger Rate applies for the full term of the Indexed Segment. The Dual Performance Trigger Rate will be lower for contracts with the Guarantee of Principal Death Benefit. Dual Performance Trigger Rates for new Segments will be declared at least 5 business days in advance of the beginning of a Segment.

The Investments of the Indexed Accounts section is changed as follows:
The following Indexed Accounts are added to the list of available Indexed Accounts, noted as being available to new contracts beginning ______, 2023:
Indexed Accounts with Dual Performance Trigger Rates:
1-Year Dual Performance Trigger Rate Indexed Account with Protection Level
•	S&P 500® Dual Performance Trigger, 10% Protection
•	Russell 2000® Dual Performance Trigger, 10% Protection
•	Capital Strength Net Fee IndexSM Dual Performance Trigger, 10% Protection
•	First Trust American Leadership IndexTM Dual Performance Trigger, 10% Protection
•	iShares® MSCI ACWI ETF Dual Performance Trigger, 10% Protection
The following line item is added to the chart in the Crediting Methods and Protection Levels section:

Dual Performance Trigger Rate •1-Year Dual Performance Trigger Rate – 1.00% minimum rate
You receive the Dual Performance Trigger Rate 1) if the Index performance is zero, positive, or negative within the Protection Level; or 2) if the percentage change in the Index Value is down more than the Protection Level the Dual Performance Trigger Rate is used to offset loss, which may provide a positive return.

The following section is added as a new section immediately prior to the Protection Levels section:
Dual Performance Trigger Rates – The Dual Performance Trigger Rate is a rate of return for an Index Segment that we declare at the beginning of the Indexed Term. It is used to determine the Segment Ending Value if the Index return for the Indexed Term is zero, positive, or negative. The Dual Performance Trigger Rate will not change during the Indexed Term unless Secure Lock+SM feature is elected.
The Dual Performance Trigger Rate may vary depending on the Death Benefit option, the Index, the Term, and the Protection Level.
The initial Dual Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Dual Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Dual Performance Trigger Rate for each subsequent Indexed Term. Subsequent Dual Performance Trigger Rates may differ from the Dual Performance Trigger Rate used for new Contracts or for other Contracts issued at different times.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and the Dual Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, with the difference then divided by the Index Value on the Start Date. The daily Index Value is posted on the Index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the Index is published.
If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Dual Performance Trigger Rate. If the percentage change in the Index Value is less than zero, but the percent decline is not greater than the amount of the Protection Level, the Performance Rate is equal to the Dual Performance Trigger Rate. If the percentage change in the Index Value is less than zero, and the percent decline is greater than the amount of the Protection Level, the Performance Rate is the percentage change in the Index Value, plus the Dual Performance Trigger Rate, plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Ending Value as set forth below. The Indexed Crediting Base is the amount that you allocated to the Indexed Segment, less any reallocations and withdrawals during the Indexed Term deducted proportionately by the amount that the reallocation or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, Interest Rate Adjustments, premium tax or rider fees and charges. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.

15%
10%
5%
0%
-5%
-10%
-15%
-20%
Index
Indexed Segment
12%
6%
6%
0%
6%
-5%
2%
-14%
Dual Performance Trigger Rate
10% Protection Level

SCENARIO 1 Index Growth	SCENARIO 2 Zero Index Return	SCENARIO 3 Index Decline	SCENARIO 4 Index Decline
When the Index performance is positive, your Performance Rate equals the declared Dual Performance Trigger Rate.	When the Index performance is zero, your Performance Rate equals the declared Dual Performance Trigger Rate.	When the Index performance is down within the Protection Level, your Performance Rate equals the declared Dual Performance Trigger Rate.	When the Index performance is down more than the Protection Level, your Performance Rate equals the Index performance plus the declared Dual Performance Trigger Rate plus the Protection Level.

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date, to calculate the Interim Value, and to calculate any Interest Rate Adjustment that may apply. This amount is not available for surrender, withdrawal, reallocation, annuitization, or as a Death Benefit.
Depending on market conditions, subsequent Dual Performance Trigger Rates may be higher or lower than the initial Dual Performance Trigger Rate. Subsequent Dual Performance Trigger Rates may differ from the Dual Performance Trigger Rate used for new contracts or for other contracts issued at different times. The Company will determine new Dual Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
The following bullet is added to the Crediting Methods Considerations section:

•
If you choose an Indexed Segment with a Dual Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be lower, possibly significantly lower, than the actual index return.

The Protection Level Considerations section is re-stated as follows:
Protection Level Considerations. You should choose a level of protection that is consistent with your risk tolerance and investment objectives.
•
For accounts with a Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate, if there is negative index performance, we absorb the first portion of the negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level, including the loss of any previously credited amount.

•
For accounts with a Dual Performance Trigger Rate, if there is negative index performance, we absorb the first portion of the negative performance up to the stated percentage of the Protection Level. If there is negative index performance beyond the Protection Level, we continue to absorb the portion of the negative performance up to the stated percentage of the Dual Performance Trigger Rate. For example, if the Dual Performance Trigger Rate is 5%, we would absorb the first 5% of loss beyond the Protection Level. You bear the risk of loss thereafter, including the loss of any previously credited amount.

The following disclosure is added in the Protection Levels section:
For the Dual Performance Trigger Indexed Accounts, the Protection Level is used to determine the Performance Rate on the End Date of the Segment when there is negative Index performance. If the percentage change in the Index Value is less than zero, but the percent decline is not greater than the amount of the Protection Level, the Performance Rate is equal to the Dual Performance Trigger Rate. However, if the percentage change in the Index Value has decreased by a greater percentage than the Protection Level then the amount of your investment in the Indexed Segment may be reduced. The Performance Rate would equal the percentage change in the Index Value, plus the Dual Performance Trigger Rate, plus the Protection Level. The amount of loss or gain is dependent on the percentage change in the Index Value, the Dual Performance Trigger Rate and the Protection Level on the Indexed Segment.

10%
5%
0%
-5%
-10%
-15%
-20%
6%
3%
0%
-2%
-6%
-13%
-16%
-18%
Dual Performance Trigger Rate
10% Protection Level
Index
Indexed Segment

SCENARIO 1 Index Decline Results in Full Interest Credited	SCENARIO 2 Index Decline Results in Partial Interest Credited	SCENARIO 3 Index Decline Results in Full Protection	SCENARIO 4 Index Decline Results in Some Loss

When the Index performance is down within the Protection Level, your Performance Rate equals the declared Dual Performance Trigger Rate.

When the Index performance is down more than the Protection Level, your Performance Rate equals the Index performance plus the declared Dual Performance Trigger Rate plus the Protection Level.

- In Scenerio 2 the Indexed Segment interest is: (-13% + 6% + 10%) = 3%
- In Scenerio 3 the Indexed Segment interest is: (-16% + 6% + 10%) = 0%
- In Scenerio 4 the Indexed Segment loss is: (-18% + 6% + 10%) = -2%

ADDITIONAL INFORMATION – Information Incorporated by Reference. The second paragraph of this section of the prospectus is re-stated as follows:
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2022, as well as Lincoln Life’s quarterly reports filed on Form 10-Q, for the periods ending March 31, 2023 (TBD), respectively, are incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

APPENDIX A – The following example is added to Appendix A of your prospectus.
Interim Value for Indexed Segment(s) with Dual Performance Trigger Rates and Protection Level
The Interim Value of a Segment is equal to the sum of (1) and (2), where:
(1) is the value of the fixed income asset proxy of a Segment on the Valuation Date the Interim Value is calculated. It is determined for a Segment as C x [1 + (D x (E - 1))] where:
C = the Crediting Base of the Segment on the Valuation Date of the calculation.
D = the ask price of the derivative asset proxy as a percentage of the Crediting Base on the Start Date of the Segment.
If an election to lock and reset a Segment is exercised during a Term:
D = the ask price of the derivative asset proxy on the most recent Valuation Date that the Segment was reset as a percentage of the Crediting Base.
E = the total days elapsed in the Term divided by the total days in the Term.
If an election to lock and reset a Segment is exercised during the Term:
E = the total days elapsed in the Term since the most recent Valuation Date that the Segment was reset divided by the total days in the Term. The total days in the Term is measured from the most recent Valuation Date that the Segment was reset to the End Date of the Term.
(2) is the fair value of the derivative asset proxy, determined solely by Us, on any Valuation Date that the Interim Value is calculated for a Segment.

The Derivative Asset Proxy section of Appendix A is restated as follows:

2. Derivative Asset Proxy. This is meant to represent the fair market value methodology we use to value the replicating portfolio of derivatives that support the Indexed Accounts.

For each Segment, we solely designate and value derivatives, each of which is tied to the performance of the index associated with the Segment and consider the Crediting Method and Protection Level of the Segment. These are used to estimate the gain or loss on the market value of the derivative portfolio replicating the Segment on a given Valuation Date and considers the cost of exiting the portfolio prior to the End Date of the Segment.
The valuation of the derivatives is based on standard, market consistent methodologies and inputs from recognized market data service providers. The methodology used to value these derivatives is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day. Additionally, inputs obtained from these outside market data service providers may vary over time based on market conditions and changes in valuation standards.
If any of the values used to calculate the derivative asset proxy are delayed and prevent us from calculating the Interim Value on a particular Valuation Date, we will use the prior business day’s value to calculate the Interim Value.
The options or other instruments valued for each Indexed Account type are as follows:

A.	At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B.	Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate or Spread Rate, as applicable.
C.	Digital option: This represents the market value of the option to provide the Performance Trigger Rate under zero or positive Index returns.
D.	Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
E.	U.S. Treasury bond: This represents the market value of the bond to provide the Dual Performance Trigger Rate.
Note: Put option D will always reduce the Interim Value even if the Index has increased during the Indexed Term.
For each Segment with a Performance Cap Rate and Protection Level, the replicating portfolio of derivatives is equal to: A minus B minus D.
For each Segment with a Participation Rate and Protection Level, the replicating portfolio of derivatives is equal to: A multiplied by the Participation Rate minus D.
For each Segment with a Performance Trigger Rate and Protection Level, the replicating portfolio of derivatives is equal to: C minus D.
For each Segment with a Spread Rate and Protection Level, the replicating portfolio of derivatives is equal to: B minus D.
For each Segment with a Dual Performance Trigger Rate and Protection Level, the replicating portfolio of derivatives is equal to: E minus D.

The key inputs, including but not limited to the following, are also incorporated into the models:

(1)
Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated derivative that corresponds to that time remaining and (ii) the relationship between the strike price of that derivative and the level of the Index at the time of the calculation.

This relationship is referred to as the “moneyness” of the derivative described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because derivatives on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date and moneyness of the designated derivative that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

(2)  Interest Rate—We use interest rates, as applicable for each instrument, obtained from information provided by independent third parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)  Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors. In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, we will use the prior business day’s values to calculate the Interim Value.
The following examples are added to the Examples section of Appendix A.
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Dual Performance Trigger Rates and Protection Levels.

	1 Year	1 Year
Indexed Term length ………………………………………………………….	12 months	12 months
Months since Indexed Term Start Date …………………………………….	9	3
Indexed Crediting Base ………………………………………………………	$1,000	$1,000
Protection Level ……………………………………………………………….	10%	10%
Dual Performance Trigger Rate……………………………………………..	6%	6%
Months to End Date …………………………………………………………..	3	9

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$1,023	$996
2. Fair Value of Replicating Portfolio of Options…………………………..	$(40)	$(40)
A. Sum of 1 + 2 ……………………………………………………………..	$983	$956
Account Interim Value ………………………..……………………………..	$983	$956

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$1,023	$996
2. Fair Value of Replicating Portfolio of Options…………………………..	$8	$3
A. Sum of 1 + 2 ……………………………………………………………..	$1,031	$999
Account Interim Value ……………………….……………………………..	$1,031	$999

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$1,023	$996
2. Fair Value of Replicating Portfolio of Options…………………………..	$27	$31
A. Sum of 1 + 2 ……………………………………………………………..	$1,050	$1,027
Account Interim Value ………………………………………………………..	$1,050	$1,027

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$1,023	$996
2. Fair Value of Replicating Portfolio of Options…………………………..	$30	$39
A. Sum of 1 + 2 ……………………………………………………………..	$1,053	$1,035
Account Interim Value ……………………….……………………………..	$1,053	$1,035

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated expenses for the issuance and distribution of the contracts described in the prospectus are as follows:
Accountant’s Fees & Expenses:	$ 40,000
Legal Fees & Expenses:	$115,000
Printing Fees & Expenses:	$ 60,000
Registration Fees:	$1,796,063
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our Amended and Restated Bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:
•
reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of, us) if they are successful on the merits or otherwise in the defense of such proceeding.
•
reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.
Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their service as a director or officer of the corporation.
No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.
In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.
Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.
We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.
The indemnification and advancement of expenses provided for in our Amended and Restated Bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our Amended and Restated Articles of Incorporation.
ITEM 16. EXHIBITS
1(a). Amended and Restated Principal Underwriting Agreement dated May 1, 2007 between The Lincoln National Life Insurance Company and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

1(b). Form of Broker-Dealer Selling Agreement by and among The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
2. None.
4(a). Annuity Contract (22-50090) B-Share Single Premium incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(b). Annuity Contract (22-50091) Advisory Single Premium incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(c). Indexed Account(s) Rider (22AR-702) (Performance Cap with Protection Level) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(d). Indexed Account(s) Rider (22AR-703) (Performance Trigger with Protection Level) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(e). Indexed Account(s) Rider (22AR-704) (Participation Rate with Protection Level) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(f). Indexed Account(s) Rider (22AR-705) (Spread Rate with Protection Level) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(g). Guarantee of Principal Death Benefit Rider (22AR-706) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-267670) filed on September 30, 2022.
4(h). Indexed Accounts Rider (AR23-717) (Dual Performance Trigger with Protection Level) (To Be Filed By Amendment).
5. Opinion and Consent of Counsel re: Legality of securities being registered (To Be Filed By Amendment).
8. None.
15. None.
22. None.
23. Consent of Independent Registered Public Accounting Firm (To Be Filed By Amendment).
24. Powers of Attorney incorporated herein by reference to Pre-Effective Amendment No. 1 (File No. 333-267670) filed on January 25, 2023.
25. None.
96. None.
99. None.
101. None.
107. Filing Fee Table incorporated herein by reference to Pre-Effective Amendment No. 1 (File No. 333-267670) filed on January 25, 2023.
ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i. to include any prospectus require by Section 10(a)(3) of the Securities Act of 1933;
ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 242;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6. The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, and State of Connecticut on this 10th day of February, 2023, at 12:58 pm.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (Registrant)
/s/ Kimberly A. Genovese
By: Kimberly A. Genovese
Title: Vice President
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 10th day of February, 2023, at 12:58 pm.
Signature	Title
*/s/ Ellen Cooper Ellen Cooper	President and Director (Principal Executive Officer)
*/s/ Randal J. Freitag Randal J. Freitag	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)
*/s/Craig T. Beazer Craig T. Beazer	Executive Vice President, Director, and General Counsel
*/s/ Jayson R. Bronchetti Jayson R. Bronchetti	Executive Vice President, Chief Investment Officer, and Direc- tor
*/s/ Adam M. Cohen Adam M. Cohen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
_______________________ Eric B. Wilmer	Assistant Vice President and Director

*By: /s/ Kimberly A. Genovese Kimberly A. Genovese	Pursuant to a Power of Attorney